Exhibit 99.1
THE SENECA NATION OF INDIANS

P.O. Box 231 Salamanca, New York 14779 Phone (716) 945-1790 Fax (716) 945-1565	1490 Rt. 438 Irving, New York 14081 Phone (716) 532-4900 Fax (716) 532-6272
FOR IMMEDIATE RELEASE October 5, 2006 Contact: Philip J. Pantano 716-278-2598 Peter K. Cutler 716-851-4841

PRESIDENT SNYDER, MAYOR BROWN REACH

AGREEMENT ON SALE OF FULTON STREET

Grand design for Seneca Buffalo Creek Casino now attainable

BUFFALO, NEW YORK — Seneca Nation President Barry E. Snyder, Sr. and Buffalo Mayor Byron W. Brown have reached an agreement which allows for the development of the Nation’s grand design for Seneca Buffalo Creek Casino on its Buffalo Creek Territory.

The agreement, which still needs the approval of the Seneca Nation Tribal Council, the Buffalo Common Council and the Buffalo Fiscal Stability Authority, was announced at a joint press conference this afternoon.

“In June, we unveiled our vision for this world-class project — a design that was far different than any other casino in the country, and one that captured the imagination of those who saw it,” President Snyder said. “We are here today to announce that Mayor Brown and I have reached an agreement that will allow us to proceed with bringing that fantastic, creative design to reality.”

On October 4, 2005, the Seneca Nation announced that it had purchased 9 acres of land in the Inner Harbor area of downtown Buffalo for the purpose of developing its third Class III casino in Western New York. The site is bordered by Michigan Avenue to the west, Perry Street to the north, Marvin Street to the east and South Park Avenue to the south, with Fulton Street, a City-owned street, bisecting the two parcels purchased by the Nation.

“As Mayor, I can say that this agreement is good for Buffalo,” said Mayor Brown.  “Following several months of negotiations, I believe an agreement has been reached that will bring about a $125 million casino in downtown Buffalo, create hundreds of jobs for Buffalo residents and establish an additional yearly revenue stream for Buffalo. I want to thank President Snyder and the Seneca Nation of Indians for working with the City of Buffalo to achieve this outcome.”

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NATION/AGREEMENT

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Ground was broken for Seneca Buffalo Creek Casino on December 8, 2005, and the Nation unveiled its grand design for the facility on June 1 of this year — a design which called for the incorporation of Fulton Street.

The plans called for a 220,000 square-foot facility that would employ approximately 1,000 people, create new green space in the heart of an urban renewal area, incorporate elements of nature into the building’s interior, and house approximately 2,200 slot machines, 50 table games, dining and entertainment space, and an attached parking garage.

The agreement announced today will allow for the Nation and Seneca Gaming Corporation to proceed with the grand design.

Among other points, the agreement includes:

•                  The purchase of a two-block section of Fulton Street for $631,000;

•                  $5 million - $7 million worth of infrastructure improvements to City-owned lands around the Buffalo Creek Territory to be made by Seneca Gaming Corporation;

•                  The commitment of Seneca Gaming Corporation to spend $125 million to build Seneca Buffalo Creek Casino and create approximately 1,000 jobs;

•                  A reaffirmation of the Seneca Nation’s and Seneca Gaming Corporation’s existing hiring policy to create job opportunities for local residents and women and minority candidates. The Seneca Gaming Corporation will acknowledge the City’s preference that 50% of the employees at the Casino shall be local residents to the extent practicable;

•                  The commitment of Seneca Gaming Corporation to spend more than $1.7 million annually to market Seneca Buffalo Creek Casino outside of the region and the State; and

•                  The commitment of the City to help develop housing, tourism, recreation and other initiatives in the area surrounding Seneca Buffalo Creek Casino in order to maximize tourism to the Inner Harbor area.

As was the case throughout the summer-long negotiations, the Seneca Nation did not ask for anything in return from the City, other than a commitment to use a portion of the gaming revenues received by the City for economic development projects in and around the Inner Harbor area near the casino site.

In addition to new casino and construction jobs, the City stands to realize significant economic benefits from the Seneca Buffalo Creek Casino project.

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NATION/AGREEMENT

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In accordance with its Compact agreement, the Seneca Nation pays New York State a percentage of its net slot machine revenues on an annual basis. The State then returns 25 percent of that amount back to the host community for each casino.

Last week, the Nation presented New York State officials with payments totaling more than $68.3 million representing its slot machine exclusivity payment for 2005 from Seneca Niagara Casino & Hotel and Seneca Allegany Casino.

It is anticipated that New York State will then return $11.3 million and $5.7 million to the host communities in Niagara Falls and Salamanca respectively.

Seneca Nation and Seneca Gaming Corporation representatives estimate that, once the full-scale Seneca Buffalo Creek Casino project is completed, the host community in Buffalo will receive between $5 million and $7 million in annual revenue share payments, giving the City a new source of much-needed revenue for future economic development projects.

“As Seneca leaders, we must make decisions not solely for today. Rather, we must make decisions that will impact the next seven generations of Senecas,” Snyder said. “May the agreement we talk about today bring tremendous success and opportunity for the future generations of both the Seneca Nation and the City of Buffalo.”

Although the agreement would give the Seneca Nation the ability to develop its grand design for Seneca Buffalo Creek Casino, the Nation must still meet a Compact deadline to have a Class III casino operational on the Buffalo Creek Territory by December 9, 2007.

In order to fulfill its Compact obligations, the Nation and Seneca Gaming Corporation will first proceed with the construction of a temporary casino facility, to be located at the corner of Michigan Avenue and Perry Street.

Work on the temporary facility will begin in the coming weeks, with the goal of being operational by the spring of 2007. At that time, Seneca Gaming Corporation hopes to begin construction on the permanent casino facility.

“This will allow the Nation to fulfill its Compact obligations and to begin to create jobs and revenue while we work on the construction of the permanent Seneca Buffalo Creek Casino facility,” John Pasqualoni, President and CEO, Seneca Gaming Corporation, said. “By investing $125 million for the development of Seneca Buffalo Creek Casino, Seneca Gaming Corporation hopes to establish a foundation for further development in and around the Inner Harbor area, creating jobs, attracting visitors and supporting local companies just as we have done in Niagara Falls and Salamanca.”

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NATION/AGREEMENT

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Seneca Gaming Corporation currently employs nearly 4,000 people, making it one of the region’s largest and fastest-growing employers. In addition, the company spent more than $60 million with local vendors and suppliers in 2005 alone, thereby supporting thousands of additional jobs in the local economy.

Forward-Looking Statements

The above announcement contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “allow”, “create”, “incorporate”, “stands”, “anticipated”, “estimate”, “will”, “spur”, “bring”, “goal”, “hopes”, and words of similar meaning, with references to Seneca Gaming Corporation and its management, indicate forward looking statements. Similarly, statements that describe our plans or goals are all forward-looking statements. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward looking statements contained in this release, including, but not limited to, the ability to obtain the requisite approvals of the agreement reached by Messrs Snyder and Brown allowing for the development of the Nation’s grand design for Seneca Buffalo Creek Casino or our ability to fulfill or comply with the terms of such agreement, if approved; our ability to complete the permanent or temporary Seneca Buffalo Creek Casino facility at any specified time or at all, or complete the permanent Seneca Buffalo Creek Casino facility consistent with our original grand design; our ability to develop a third Class III casino in Western New York; the ability of the temporary or permanent Seneca Buffalo Creek Casino facility to create any specific number or type of jobs or provide other related job opportunities, provide specified business opportunities, produce the requisite revenues to support the estimated revenue share payments from the State of New York, or other economic benefits; our ability to bring success and opportunity for the future generations of both the Seneca Nation and the City of Buffalo; our ability to meet the Compact deadline with respect to the Seneca Buffalo Creek Casino; and our ability to establish a foundation for further development in and around the Inner Harbor area, create jobs, attract visitors and support local companies.  Additional information concerning potential factors that could affect Seneca Gaming Corporation and cause actual results to differ materially from those expressed in or implied by the statements contained in this release is included in the filings of Seneca Gaming Corporation with the Securities and Exchange Commission.

Seneca Gaming Corporation disclaims any obligation to update these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.